As filed with the United States Securities and Exchange Commission on July 27, 2026

Registration No: 333-297729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

pre-effective Amendment no.1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOXABL INC.

(Exact name of registrant as specified in its charter)

Texas	86-2579471
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road
North Las Vegas, Nevada 89115
(702) 500-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paolo Tiramani
Co-Chief Executive Officer
5345 E. N. Belt Road
North Las Vegas, Nevada 89115
(702) 500-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael J. Blankenship
Winston Taylor LLP
800 Capitol Street, Suite 2400
Houston, TX 77002
Tel: 713-651-2678

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-297729) (the “Registration Statement”) is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto. This Pre-Effective Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and, accordingly, such prospectus has not been included herein. This Pre-Effective Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated fees and expenses (except in the case of the SEC registration fee) in connection with the issuance and distribution of the securities being registered.

Amount to be Paid
SEC registration fee	$
Stock exchange listing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous		*
TOTAL	$	*

* These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Generally, Chapter 8 of the Texas Business Organizations Code, or the TBOC, permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself or herself in good faith, (2) reasonably believed (a) in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation’s best interest, or (b) in other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits or otherwise, in the defense of the proceeding.

Our Certificate of Formation limits the liability of directors of the Company to the fullest extent permitted by Texas statutory or decisional law. The TBOC currently prohibits the elimination of personal liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification rights to its officers and directors to the fullest extent allowed by Texas law. Pursuant to the TBOC and our Bylaws, the Company will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was one of the Company’s directors or officers or because that person served at its request as a present or former partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership, joint venture, trust or other organization or employee benefit plan. The Company will also pay or reimburse expenses incurred by any director or officer in connection with that person’s appearance as a witness or other participation in a proceeding at a time when that person is not a named defendant or respondent in that proceeding.

The TBOC authorizes a Texas corporation to purchase and maintain insurance to indemnify and hold harmless an existing or former director, officer, employee or agent of the corporation or who is or was serving at the corporation as a representative of another foreign or domestic enterprise, organization or employee benefit plan at the request of the corporation as a partner, director, officer, partner, venturer, proprietor, trustee, employee, administrator, or agent, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a person in such capacity, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

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Our Bylaws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership or other organization or employee benefit plan, against any expense, liability, or loss asserted against and incurred by such person in such capacity or arising out of such person’s status as such, without regard to whether the Company would otherwise have the power to indemnify such person against such expense, liability or loss under our Bylaws or applicable law. In addition, the Company maintains insurance policies, which insures its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Any repeal or amendment of provisions of our Certificate of Formation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by the TBOC) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Formation also permits us, to the extent and in the manner authorized or permitted by the TBOC, to indemnify and to advance expenses to persons other than those specifically covered by our Certificate of Formation.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement. *
3.1	Certificate of Formation of BOXABL Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 23, 2026).
3.2	Bylaws of BOXABL Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on July 23, 2026).
4.1+	Form of Indenture.
4.2	Form of Debt Security.*
4.3	Form of Warrant Agreement, including form of Warrant Certificate. *
4.4	Form of Subscription Rights Agreement. *
4.5	Form of Purchase Contract. *
4.6	Form of Unit Agreement. *
4.7	Form of Deposit Agreement, including form of Depositary Receipt. *
5.1+	Opinion of Winston Taylor LLP as to the legality of the securities being registered.
23.1+	Consent of CBIZ PCAs P.C., independent registered public accounting firm for BOXABL Inc. (fiscal year ended December 31, 2025).
23.2+	Consent of Marcum LLP, independent registered public accounting firm for BOXABL Inc. (fiscal year ended December 31, 2024).
23.4+	Consent of Winston Taylor LLP (included in Exhibit 5.1).
24.1+	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1**
107+	Calculation of Filing Fee Table

* To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

+ Previously Filed

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Las Vegas, Nevada, on July 27, 2026.

BOXABL INC.

By:	/s/ Galiano Tiramani
Name:	Galiano Tiramani
Title:	Co-Chief Executive Officer
(Principal Executive Officer)

Signatures	Title	Date

*	Co-Chief Executive Officer, Chief Engineering and Strategy Officer, and Executive Chairman
Paolo Tiramani	(Principal Executive Officer)	July 27, 2026

/s/ Galiano Tiramani	Co-Chief Executive Officer, Chief Marketing
Galiano Tiramani	and Strategy Officer, and Director	July 27, 2026
(Principal Executive Officer)

*	Chief Financial Officer (Principal Financial and
Martin Noe Costas	Accounting Officer)	July 27, 2026

*	Director
Dr. Morris A. Davis		July 27, 2026

*	Director
Zvi Yemini		July 27, 2026

* By:	/s/ Galiano Tiramani
Galiano Tiramani
Attorney-in-Fact

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